2021 Fourth Quarter & Full Year February 8, 2022

2 Fourth Quarter Highlights Revenue strength – Revenue growth 2.6% reported, 9.5% organic – Growth across all disciplines and geographies – Strong 19.6% organic growth in Precision Marketing Profitable growth – Operating profit up 1.3%, margin 16.1% on total revenue – Net income per diluted share of $1.95, up 6.0% Investing for the future – Investment & acquisitions in faster-growing disciplines to continue to shift our future business mix – Attracting and retaining the best talent as the global pandemic subsides Capital allocation – $0.70 dividend per share – $134 million used for strategic acquisitions – $254 million of share repurchases in Q4 2021

3 Fourth Quarter Full Year 2021 2020 2021(b) 2020 (c) Revenue $ 3,855.9 $ 3,757.0 $ 14,289.4 $ 13,171.1 Operating Expenses (a) 3,233.4 3,142.3 12,091.5 11,572.3 Operating Profit 622.5 614.7 2,197.9 1,598.8 Operating Profit Margin % 16.1% 16.4% 15.4% 12.1 % Net Interest Expense 44.4 48.0 209.1 189.5 Income Tax Expense 133.6 141.5 488.7 381.7 Tax Rate % 23.1% 25.0% 24.6% 27.1 % Income (Loss) From Equity Method Investments 5.4 3.3 7.5 (6.8) Net Income Attributed To Noncontrolling Interests 33.7 30.4 99.8 75.4 Net Income - Omnicom Group Inc. 416.2 398.1 1,407.8 945.4 Diluted Shares (millions) 213.3 216.1 215.6 216.2 Net Income per Share - Diluted $ 1.95 $ 1.84 $ 6.53 $ 4.37 Dividends Declared Per Common Share $ 0.70 $ 0.65 $ 2.80 $ 2.60 Income Statement Summary (a) Additional information on our operating expenses can be found on page 8. (b) We recorded a gain on the disposition of subsidiaries, which increased Operating Profit and Net Income - Omnicom Group Inc. by $50.5 million for the year ended December 31, 2021. Additionally, Net Interest Expense during 2021 included a $26.6 million charge related to the early extinguishment of our 2022 Senior Notes, which decreased Net Income - Omnicom Group Inc. by $19.5 million for the year ended December 31, 2021. (c) During 2020, we recorded expenses for certain repositioning actions related to the realignment of our businesses in reaction to the COVID-19 pandemic and recorded a net loss on the disposition of certain subsidiaries. The impact of these items decreased Operating Profit by $277.9 million and Net Income - Omnicom Group Inc. by $223.1 million for the year ended December 31, 2020. Operating expenses also include the reduction in operating expenses related to pandemic relief reimbursements under government programs in several countries where we have operations, partially offset by the impact of asset impairment charges. The impact of these items reduced salary and related service costs and increased Operating Profit by $106.8 million and Net Income - Omnicom Group Inc. by $76.3 million for the year ended December 31, 2020.

4 Revenue Change Fourth Quarter Full Year $ % ∆ $ % ∆ Prior Period Revenue $ 3,757.0 $ 13,171.1 Foreign exchange rate impact (a) (10.1) (0.3) % 288.2 2.2 % Acquisition revenue, net of disposition revenue (b) (248.9) (6.6) % (516.5) (3.9) % Organic growth (c) 357.9 9.5% 1,346.6 10.2 % Current Period Revenue $ 3,855.9 2.6% $ 14,289.4 8.5% (a) Foreign exchange rate impact: calculated by translating the current period’s local currency revenue using the prior period average exchange rates to derive current period constant currency revenue. The foreign exchange rate impact is the difference between the current period revenue in U.S. Dollars and the current period constant currency revenue. (b) Acquisition revenue, net of disposition revenue: Acquisition revenue is calculated as if the acquisition occurred twelve months prior to the acquisition date by aggregating the comparable prior period revenue of acquisitions through the acquisition date. As a result, acquisition revenue excludes the positive or negative difference between our current period revenue subsequent to the acquisition date and the comparable prior period revenue and the positive or negative growth after the acquisition date is attributed to organic growth. Disposition revenue is calculated as if the disposition occurred twelve months prior to the disposition date by aggregating the comparable prior period revenue of disposals through the disposition date. The acquisition revenue and disposition revenue amounts are netted in the presentation above. (c) Organic growth: calculated by subtracting the foreign exchange rate impact, and the acquisition revenue, net of disposition revenue components from total revenue growth.

5 Revenue by Discipline Fourth Quarter Revenue % of Rev % Growth % Organic Growth (a) Advertising $ 2,120.5 55.0% (4.5) % 7.4 % Precision Marketing 322.3 8.4% 23.3% 19.6 % Commerce and Brand Consulting 243.4 6.3% 11.1% 12.4 % Experiential 200.8 5.2% 55.8% 56.7 % Execution & Support 270.3 7.0% 4.2% 5.2 % PR 368.9 9.6% 4.4% 4.4 % Healthcare 329.7 8.6% 4.9% 4.5 % Total $ 3,855.9 100.0% 2.6% 9.5 % Full Year $ Mix % of Rev % Growth % Organic Growth (a) Advertising $ 7,959.3 55.7% 6.0% 10.7 % Precision Marketing 1,194.8 8.4% 26.5% 19.0 % Commerce and Brand Consulting 910.7 6.4% 10.8% 9.9 % Experiential 545.9 3.8% 27.9% 27.0 % Execution & Support 1,026.6 7.2% 6.8% 4.2 % PR 1,391.7 9.7% 6.2% 6.3 % Healthcare 1,260.4 8.6% 5.5% 4.0 % Total $ 14,289.4 100.0% 8.5% 10.2% (a) “Organic Growth” reflects the year-over-year increase in revenue from the prior period, excluding the foreign exchange rate impact and acquisition revenue, net of disposition revenue as defined on page 4. Numbers may not sum due to rounding.

6 Full Year $ Mix % of Rev % Growth % Organic Growth (a) United States $ 7,245.9 50.7% 0.8% 8.1 % Other North America 463.8 3.2% 18.6% 11.7 % UK 1,518.5 10.6% 18.6% 8.8 % Euro Markets & Other Europe 2,701.1 18.9% 16.1% 13.6 % Asia Pacific 1,796.4 12.6% 19.5% 13.7 % Latin America 296.1 2.1% 7.5% 9.4 % Middle East & Africa 267.6 1.9% 29.2% 26.4 % Total $ 14,289.4 100.0% 8.5% 10.2 % Fourth Quarter $ Mix % of Rev % Growth % Organic Growth (a) United States $ 1,831.9 47.5% (5.6) % 7.8 % Other North America 126.1 3.3% 5.3% 1.8 % UK 399.0 10.3% 13.7% 10.1 % Euro Markets & Other Europe 811.2 21.0% 11.0% 12.7 % Asia Pacific 490.7 12.7% 7.9% 7.8 % Latin America 90.0 2.3% 2.9% 7.3 % Middle East & Africa 107.0 2.8% 48.6% 48.1 % Total $ 3,855.9 100.0% 2.6% 9.5 % Revenue by Region (a) “Organic Growth” reflects the year-over-year increase in revenue from the prior period, excluding the foreign exchange rate impact and acquisition revenue, net of disposition revenue as defined on page 4. Numbers may not sum due to rounding.

7 Full Year 2021 2020 Pharmaceuticals and Healthcare 15% 16 % Food and Beverage 14% 14 % Technology 11% 9 % Auto 10% 10 % Consumer Products 8% 8 % Financial Services 7% 8 % Retail 7% 7 % Travel and Entertainment 7% 7 % Telecommunications 5% 6 % Government 3% 3 % Services 2% 2 % Oil, Gas & Utilities 2% 1 % Not‑for‑Profit 1% 1 % Education 1% 1 % Other 7% 7 % Total 100% 100 % Revenue by Industry Sector

Operating Expense Detail

	Fourth Quarter				Full Year			
	2021	% of Rev	2020[a]	% of Rev	2021[b]	% of Rev	2020[a][b]	% of Rev
Revenue	$ 3,855.9		$ 3,757.0		$ 14,289.4		$ 13,171.1	
Operating expenses:								
Salary and related service costs	1,869.8	*48.5 %*	1,682.6	*44.8 %*	6,971.0	*48.8 %*	6,250.9	*47.5 %*
Third-party service costs [c]	922.3	*23.9 %*	1,038.6	*27.6 %*	3,431.0	*24.0 %*	3,321.9	*25.2 %*
Occupancy and other costs	277.2	*7.2 %*	265.9	*7.1 %*	1,148.2	*8.0 %*	1,138.5	*8.6 %*
Gain on disposition of subsidiary	—	*n/a*	—	*n/a*	(50.5)	*(0.4)%*	—	*n/a*
COVID-19 repositioning costs	—	*n/a*	—	*n/a*	—	*n/a*	277.9	*2.1 %*
Cost of services	3,069.3		2,987.1		11,499.7		10,989.2	
Selling, general and administrative expenses	109.9	*2.9 %*	101.4	*2.7 %*	379.7	*2.7 %*	360.5	*2.7 %*
Depreciation and amortization	54.2	*1.4 %*	53.8	*1.4 %*	212.1	*1.5 %*	222.6	*1.7 %*
Total operating expenses	3,233.4	*83.9 %*	3,142.3	*83.6 %*	12,091.5	*84.6 %*	11,572.3	*87.9 %*
Operating Profit	$ 622.5		$ 614.7		$ 2,197.9		$ 1,598.8	

(a)(b) See footnote on page 3
(c) Third-party service costs are expenses paid to third-party vendors incurred primarily in connection with performance obligations for our services where we have determined that we are acting as principal. These third-party expenses also include incidental costs incurred in the performance of our services including airfare, mileage, hotel and other out-of-pocket expenses.

OmnicomGroup 8

9 EBITA & Margins Fourth Quarter Full Year 2021 2020 2021 2020 Revenue $ 3,855.9 $ 3,757.0 $ 14,289.4 $ 13,171.1 Operating expenses (a) 3,233.4 3,142.3 12,091.5 11,572.3 Operating Profit 622.5 614.7 2,197.9 1,598.8 Operating Profit Margin % 16.1% 16.4% 15.4% 12.1 % Add back: Amortization of intangible assets 20.2 20.7 80.0 83.1 EBITA (b) $ 642.7 $ 635.4 $ 2,277.9 $ 1,681.9 EBITA Margin % (c) 16.7% 16.9% 15.9% 12.8% (a) Additional information regarding our operating expenses can be found on page 8. (b) EBITA is a non-GAAP financial performance measure. Please see page 21 for the definition of this measure and page 14 for the reconciliation of non-GAAP financial measures, which reconciles the EBITA figures presented above to Net Income - Omnicom Group Inc. for the periods presented above. (c) EBITA Margin is a non-GAAP financial performance measure, which is calculated by dividing EBITA (please see page 21 for the definition of this measure) by revenue for the periods presented. (d) See footnote on page 3

10 Cash Flow Performance Full Year 2021 2020 Free Cash Flow (a) $ 1,784.9 $ 1,693.7 Primary Uses of Cash: Dividends paid to Common Shareholders 592.3 562.7 Dividends paid to Noncontrolling Interest Shareholders 113.1 95.5 Capital Expenditures(b) 665.8 75.4 Acquisition payments, including payment of contingent purchase price obligations and acquisition of additional noncontrolling interests, net of proceeds from sale of investments 202.0 117.4 Stock Repurchases, net of Proceeds from Stock Plans 518.2 217.9 Primary Uses of Cash (a) 2,091.4 1,068.9 Net Free Cash Flow (a) $ (306.5) $ 624.8 (a) The Free Cash Flow, Primary Uses of Cash and Net Free Cash Flow amounts presented above are non-GAAP liquidity measures. See page 21 for the definition of these measures and page 15 for the reconciliation of non-GAAP financial measures, which reconciles Free Cash Flow to the Net Cash Provided by Operating Activities and Net Free Cash Flow to the Net Decrease in Cash and Cash Equivalents for the periods presented above. (b) Includes cash related to the acquisition of our primary office building in London, United Kingdom of approximately $575 million.

11 Credit & Liquidity $ Millions Full Year 2021 2020 EBITDA (a) $ 2,410.0 $ 1,821.4 Total Debt / EBITDA 2.4 x 3.2 x Net Debt (b) / EBITDA 0.2 x 0.1 x Debt Bank Loans (Due Less Than 1 Year) $ 9.6 $ 3.9 CP & Borrowings Issued Under Revolver — — USD-denominated Senior Notes 4,150.0 4,600.0 EUR-denominated Senior Notes 1,137.2 1,223.0 GBP-denominated Senior Notes 439.8 — Other Debt (41.3) (15.7) Total Debt $ 5,695.3 $ 5,811.2 Cash and Cash Equivalents 5,316.8 5,600.5 Net Debt (b) $ 378.5 $ 210.7 (a) EBITDA is a non-GAAP performance measure. See page 21 for the definition of this measure and page 14 for the reconciliation of non-GAAP financial measures. (b) Net Debt is a non-GAAP liquidity measure. See page 21 for the definition of this measure, which is reconciled in the table above.

12 Historical Returns (a) Return on Invested Capital is After Tax Reported Operating Profit (a non-GAAP performance measure – see page 21 for the definition of this measure and page 15 for the reconciliation of non-GAAP financial measures) divided by the average of Invested Capital at the beginning and the end of the period (book value of all long-term liabilities, including those related to operating leases, short-term interest bearing debt, the short-term liability related to operating leases plus shareholders’ equity less cash, cash equivalents, short-term investments and operating lease right of use assets). (b) Return on Equity is Reported Net Income for the given period divided by the average of shareholders’ equity at the beginning and end of the period. Return on Invested Capital (ROIC)(a) Return on Equity(b) Twelve months ended December 31, 2021 33.4 % Twelve months ended December 31, 2021 44.3 % Twelve months ended December 31, 2020 23.0 % Twelve months ended December 31, 2020 31.8%

13 Appendix

14 Non-GAAP Reconciliations The above table reconciles the GAAP financial measure of Net Income – Omnicom Group Inc. to the non-GAAP financial measures of EBITDA and EBITA for the periods presented. EBITDA and EBITA, which are defined on page 21, are non-GAAP financial measures within the meaning of applicable SEC rules and regulations. Our credit facility defines EBITDA as earnings before deducting interest expense, income taxes, depreciation and amortization. Our credit facility uses EBITDA to measure our compliance with covenants, such as our leverage ratios, as presented on page 11 of this presentation. Three Months Ended Twelve Months Ended December 31 December 31 2021 2020 2021 2020 Net Income - Omnicom Group Inc. $ 416.2 $ 398.1 $ 1,407.8 $ 945.4 Net Income Attributed to Noncontrolling Interests 33.7 30.4 99.8 75.4 Net Income 449.9 428.5 1,507.6 1,020.8 Income (Loss) From Equity Method Investments 5.4 3.3 7.5 (6.8) Income Tax Expense 133.6 141.5 488.7 381.7 Income Before Income Taxes 578.1 566.7 1,988.8 1,409.3 Net Interest Expense 44.4 48.0 209.1 189.5 Operating Profit 622.5 614.7 2,197.9 1,598.8 Amortization of Intangible Assets 20.2 20.7 80.0 83.1 EBITA 642.7 635.4 2,277.9 1,681.9 Depreciation 34.0 33.1 132.1 139.5 EBITDA $ 676.7 $ 668.5 $ 2,410.0 $ 1,821.4

15 Non-GAAP Reconciliations Full Year 2021 2020 Net Cash Provided by Operating Activities $ 1,945.4 $ 1,724.6 Operating Activities items excluded from Free Cash Flow: Changes in Operating Capital 160.5 30.9 Free Cash Flow $ 1,784.9 $ 1,693.7 Full Year 2021 2020 Net Increase (Decrease) in Cash and Cash Equivalents $ (283.7) $ 1,294.8 Cash Flow items excluded from Net Free Cash Flow: Changes in Operating Capital 160.5 30.9 Proceeds from Dispositions of Subsidiaries 114.1 3.2 Changes in Short-term Debt, net 6.4 (5.6) Proceeds from Long-term Borrowings 1,221.3 1,186.6 Repayment of Long-term Debt (1,250.0) (600.0) Other Financing Activities, net (100.6) (59.8) Effect of foreign exchange rate changes on cash and cash equivalents (128.9) 114.7 Net Free Cash Flow $ (306.5) $ 624.8 Full Year 2021 2020 Reported Operating Profit 2,197.9 1,598.8 Effective Tax Rate for the applicable period 24.6% 27.1 % Income Taxes on Reported Operating Profit 540.7 433.3 After Tax Reported Operating Profit $ 1,657.2 $ 1,165.5

16 Free Cash Flow (a) The Free Cash Flow amounts presented above are non-GAAP liquidity measures. See page 21 for the definition of this measure and page 15 for the reconciliation of the non-GAAP financial measures, which reconciles Free Cash Flow to the Net Cash Used in Operating Activities for the periods presented above. Full Year 2021 2020 Net Income $ 1,507.6 $ 1,020.8 Depreciation and Amortization of Intangible Assets 212.1 222.6 Share-Based Compensation 84.7 70.8 Gain on disposition of subsidiary (50.5) — COVID-19 Repositioning Costs — 277.9 Other Items to Reconcile to Net Cash Used in Operating Activities, net 31.0 101.6 Free Cash Flow (a) $ 1,784.9 $ 1,693.7

Operating Expense Detail - Constant $

	Fourth Quarter			Full Year		
	2021	2021 C$[(a)]	2020[(b)]	2021	2021 C$[(a)]	2020[(b)(c)]
Operating expenses:						
Salary and related service costs	$ 1,869.8	$ 1,874.4	$ 1,682.6	$ 6,971.0	$ 6,824.0	$ 6,250.9
Third-party service costs [(d)]	922.3	921.3	1,038.6	3,431.0	3,365.2	3,321.9
Occupancy and other costs	277.2	280.5	265.9	1,148.2	1,123.5	1,138.5
Gain on disposition of subsidiary	—	—	—	(50.5)	(50.5)	—
COVID-19 repositioning costs	—	—	—	—	—	277.9
Cost of services	3,069.3	3,076.2	2,987.1	11,499.7	11,262.2	10,989.2
Selling, general and administrative expenses	109.9	110.5	101.4	379.7	374.0	360.5
Depreciation and amortization	54.2	54.5	53.8	212.1	208.5	222.6
Total operating expenses	$ 3,233.4	$ 3,241.2	$ 3,142.3	$ 12,091.5	$ 11,844.7	$ 11,572.3

(a) See footnote on page 3

(b) Constant Dollar ("C$") expense is calculated by translating the current period's local currency expense using the prior period average exchange rates to derive current period C$ expense. The foreign exchange rate impact is the difference between the current period expense in U.S. Dollars and the current period C$ expense.

(c) Third-party service costs are expenses paid to third-party vendors incurred primarily in connection with performance obligations for our services where we have determined that we are acting as principal. These third-party expenses also include incidental costs incurred in the performance of our services including airfare, mileage, hotel and other out-of-pocket expenses.

OmnicomGroup 17

18 Acquisition: Jump 450 Media • October 2021 • Jump is a performance media agency and is part of Omnicom Media Group • Jump optimizes digital media spend and drives customer acquisition for high-growth and enterprise clients by leveraging algorithmic scaling strategies, rapid creative testing, and robust data analytics • Founded in 2016, based in New York City. Jump is one of Inc.'s 2019 Best Workplaces, AdAge's 2020 Best Places to Work, and Fast Company's 2020 Best Workplaces for Innovators • www.jump450.com “Jump's focus on pure performance marketing and e- commerce media will add a distinct set of capabilities to OMG's existing performance media offerings. Their performance and transformation expertise will amplify impact for high-growth and outcomes-focused clients. We are thrilled to welcome such an entrepreneurial team of leaders and talented professionals.” - Daryl Simm President & COO, Omnicom Group

Acquisition: BrightGen

"We remain committed to prioritizing investment in organizations that create remarkable customer experiences with meaningful outcomes for our diverse client base, and we have tremendous confidence that BrightGen's depth of expertise will better enable us to do just that. We saw in BrightGen a clear strategic fit, as well as a strong cultural alignment with shared values for excellence and integrity."
-Justin Bell
President and CEO, Credera

- November 2021
- BrightGen is an award-winning, innovative digital business transformation specialist with end-to-end Salesforce strategy, consulting, delivery and service offerings for enterprises
- Adds a cornerstone Salesforce offering to our martech consulting capabilities under Credera and Precision Marketing, the digital and CRM specialist within Omnicom Group
- BrightGen is a Summit/Platinum Salesforce implementation partner
- www.brightgen.com

OmnicomGroup 19

20 OMC Marketing & Communications Services Portfolio Note: For more information regarding companies within each of our disciplines, please visit www.omnicomgroup.com

21 Disclosures The preceding materials have been prepared for use in the February 8, 2022 conference call on Omnicom’s results of operations for the three and twelve months ended December 31, 2021. The call will be archived on the Internet at http:// investor.omnicomgroup.com/investor-relations/news-events-and-filings/. Forward-Looking Statements Certain statements in this presentation constitute forward-looking statements, including statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time, the Company or its representatives have made, or may make, forward-looking statements, orally or in writing. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial position, or otherwise, based on current beliefs of the Company’s management as well as assumptions made by, and information currently available to, the Company’s management. Forward-looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “plan,” “could,” “should,” “would,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project” or similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the Company’s control. Therefore, you should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include: adverse economic conditions including, those caused by the impact of the COVID-19 pandemic, severe and sustained inflation in countries that comprise our major markets; supply chain issues affecting the distribution of our clients' products; international, national or local economic conditions that could adversely affect the Company or its clients; losses on media purchases and production costs incurred on behalf of clients; reductions in client spending, a slowdown in client payments and a deterioration or a disruption in the credit markets; the ability to attract new clients and retain existing clients in the manner anticipated; changes in client advertising, marketing and corporate communications requirements; failure to manage potential conflicts of interest between or among clients; unanticipated changes relating to competitive factors in the advertising, marketing and corporate communications industries; the ability to hire and retain key personnel; currency exchange rate fluctuations; reliance on information technology systems; changes in legislation or governmental regulations affecting the Company or its clients; risks associated with assumptions the Company makes in connection with its critical accounting estimates and legal proceedings; and the Company’s international operations, which are subject to the risks of currency repatriation restrictions, social or political conditions and regulatory environment. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that may affect the Company’s business, including those described in Item 1A, “Risk Factors” and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-L. Except as required under applicable law, the Company does not assume any obligation to update these forward-looking statements. Non-GAAP Financial Measures We present financial measures determined in accordance with generally accepted accounting principles in the United States (“GAAP”) and adjustments to the GAAP presentation (“Non-GAAP”), which we believe are meaningful for understanding our performance. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP. Non-GAAP financial measures as reported by us may not be comparable to similarly titled amounts reported by other companies. We provide a reconciliation of non-GAAP measures to the comparable GAAP measures on pages 14 and 15. The Non-GAAP measures used in this presentation include the following: Free Cash Flow, defined as net income plus depreciation, amortization, share based compensation expense plus/(less) other items to reconcile to net cash used in operating activities. We believe Free Cash Flow is a useful measure of liquidity to evaluate our ability to generate excess cash from our operations. Primary Uses of Cash, defined as dividends to common shareholders, dividends paid to non-controlling interest shareholders, capital expenditures, cash paid on acquisitions, payments for additional interest in controlled subsidiaries and stock repurchases, net of the proceeds from our stock plans, and excludes changes in operating capital and other investing and financing activities, including commercial paper issuances and redemptions used to fund working capital changes. We believe this liquidity measure is useful in identifying the significant uses of our cash. Net Free Cash Flow, defined as Free Cash Flow less the Primary Uses of Cash. Net Free Cash Flow is one of the metrics used by us to assess our sources and uses of cash and was derived from our consolidated statements of cash flows. We believe that this liquidity measure is meaningful for understanding our primary sources and primary uses of that cash flow. EBITDA, defined as operating profit before interest, taxes, depreciation and amortization of intangible assets. We believe EBITDA is a meaningful operating performance measure because the financial covenants in our credit facilities are based on EBITDA. EBITA, defined as operating profit before interest, taxes and amortization of intangible assets and EBITA margin, defined as EBITA divided by revenue. We use EBITA and EBITA margin as additional operating performance measures, which exclude the non-cash amortization expense of intangible assets (primarily consisting of amortization arising from acquisitions). Accordingly, we believe they are useful measures for investors to evaluate the performance of our business. Net Debt, defined as total debt less cash, cash equivalents and short-term investments. We believe net debt, together with the comparable GAAP measures, reflects one of the liquidity metrics used by us to assess our cash management. After Tax Reported Operating Profit, defined as reported operating profit less income taxes calculated using the effective tax rate for the applicable period. Management uses after tax operating profit as a measure of after tax operating performance as it excludes the after tax effects of financing and investing activities on results of operations. Other Information All dollar amounts are in millions except for per share figures on pages 2 and 3. The information contained in this document has not been audited, although some data has been derived from Omnicom’s historical financial statements, including its audited financial statements. In addition, industry, operational and other non-financial data contained in this document have been derived from sources that we believe to be reliable, but we have not independently verified such information, and we do not, nor does any other person, assume responsibility for the accuracy or completeness of that information. Certain amounts in prior periods have been reclassified to conform to our current presentation. The inclusion of information in this presentation does not mean that such information is material or that disclosure of such information is required.